Exhibit 1.01

Conflict Minerals Report

This Conflict Minerals Report (CMR) of General Motors Company is for calendar year 2020 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the SEC Rule). The SEC Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The SEC Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of said products. The SEC Rule defines conflict minerals as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (3TG), and any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (Covered Countries).

In this CMR, references to General Motors, GM, our, us, or we refer to General Motors Company.
I.    Company and Supply Chain Overview
We, through our direct and indirect subsidiaries, design, build, and sell trucks, crossovers, cars and automobile parts worldwide. Our supply chain is a complex global network of tiered suppliers that directly or indirectly supply raw materials, components, and services to our global facilities.

With respect to the 3TG in our products, generally, multiple tiers of supplier manufacturers exist between the smelters or refiners (SORs) that process 3TG and the first-tier suppliers that deliver parts to us. We do not have a direct business relationship with any SORs of 3TG. We rely on the suppliers with whom we have direct contracts to provide information on the origin of, and the facilities used to process, the 3TG contained in the components and materials supplied to us.
II.    Reasonable Country of Origin Inquiry

For our reasonable country of origin inquiry, we developed a targeted list of our first-tier suppliers of original equipment and aftermarket parts that we believe provide products that may contain 3TG which are necessary to the functionality and production of our product portfolio. We identified these suppliers based on information in the International Material Data System (IMDS) and from information previously provided by suppliers regarding conflict minerals. From that list, we incorporated only those suppliers that shipped part(s) to GM during the 2020 calendar year. In addition, we also surveyed employees whose function may provide relevant information regarding the source of potential 3TG within our supply chain.

We then used the Conflict Minerals Reporting Template (CMRT), a standardized reporting template developed by the Responsible Minerals Initiative (RMI), to obtain information from these suppliers regarding the facilities used to process the necessary 3TG and the country of origin of such minerals. For the 2020 calendar year, we received completed CMRTs from 87% of the 3,079 supplier locations that we believe supply components to GM that contain 3TG.

We have conducted a Reasonable Country of Origin Inquiry (RCOI) and performed reasonable due diligence on the source and chain of custody of 3TG contained in the components and material supplied to us. Based on the results of our RCOI, and after conducting reasonable due diligence, we are unable to definitively determine the origin of the 3TG utilized in our products.
III.     Design of Due Diligence Process

To obtain information regarding the source and chain of custody of 3TG, we conducted due diligence through our direct suppliers based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) published by the Organisation for Economic Co-operation and Development (OECD). The OECD Guidance provides an internationally recognized framework for conflict minerals due diligence.

IV.    Due Diligence Measures Performed

Step 1.    Establish Strong Company Management Systems

1. Company Conflict Minerals Policy

GM’s policies and practices, including its Conflict Minerals Policy, reflect our commitment to responsible sourcing strategies that mitigate negative social and environmental impacts. Through our Supplier Code of Conduct, we expect similar commitments and efforts from our suppliers to source responsibly within their supply chains, including sourcing 3TG. Our Conflict Minerals Policy, which also is incorporated into our Sustainability Report, is found at investor.gm.com/static-files/f995efa6-1046-4ede-8ff6-97a402ead20e. We also communicate this policy to our suppliers through our supplier portal. The policy is as follows:

CONFLICT MINERALS POLICY

General Motors is committed to sustainable and responsible sourcing of goods and services throughout our supply chain. GM supports the human rights goals reflected in the adoption of conflict mineral due diligence requirements included in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. GM has a zero tolerance policy against the use of child labor, and prohibits abusive treatment to employees and corrupt business practices in our supply base.

Through industry collaboration, GM has adopted a common methodology to obtain chain of custody declarations from suppliers to increase the transparency of conflict minerals in our global supply chain. GM has been an active contributor within the Automotive Industry Action Group (AIAG) in developing an automotive industry wide approach to reporting the use of conflict minerals, and educating suppliers about their roles and responsibilities.

We require our suppliers to engage in supply chain due diligence to improve understanding and reporting of component content supplied to GM. Further, we encourage our suppliers to source responsibly with validated conflict free smelters, wherever possible, to increase our level of confidence that the components in our vehicles and products contain conflict free minerals. We recognize that our sourcing decisions may cause economic consequences in impacted regions and seek to avoid inadvertent adverse economic impact attributable to conflict mineral due diligence activities.

Commitment to Sourcing Responsibly

General Motors is committed to upholding human rights across our network of suppliers that support our global operations. Part of that commitment is found in our Supplier Code of Conduct and our Human Rights Policy. GM understands that long-term success starts with a company’s value system and a principled approach to doing business. These documents clearly communicate how we define, approach, govern, and support universal human rights and the dignity of people throughout our operations, the communities in which we operate, and our global supply chain. GM is also a signatory to the UN Global Compact and a member of RMI.

2. Internal Management Team

We have created a compliance group within our Global Purchasing and Supply Chain function that is responsible for, among other things, overseeing and enhancing our sustainability and compliance efforts, including conflict minerals, supplier awareness programs, trade restrictions, and similar efforts. By consolidating these efforts under the guidance of a single director, we seek to implement our sustainability policies and achieve our goals.

Within this compliance-focused group, we have a team to lead our conflict minerals compliance program. To support this team, we organized a Conflict Minerals Compliance Committee, composed of representatives from the following functional areas: Global Purchasing and Supply Chain, Legal, Finance, Sustainability, SEC Reporting, and GM Audit Services. The Conflict Minerals Compliance Committee provides cross functional expertise for our conflict minerals compliance program. We also have a Conflict Minerals Executive Steering Committee composed of Executives in Global Purchasing and Supply Chain, Legal, Sustainability, and Public Policy. The Executive Steering Committee exercises oversight over the conflict minerals compliance program.

3. System of Supply Chain Controls and Transparency

We rely on our first-tier suppliers to solicit information from the suppliers lower in our supply chain regarding the facilities that process the necessary 3TG, including the country of origin of such minerals, and to provide that information in their responses to our request for conflict minerals information. We review our first-tier suppliers’ responses for completeness and consistency and work with them to improve the accuracy of the information we receive, if necessary.

4. Supplier Engagement

We engage with our suppliers to assist them in building capabilities to improve their chain of custody declarations and increase the transparency of 3TG in our global supply chain. We communicate our conflict minerals reporting requirements to suppliers through various mechanisms, including teleconferences, emails, publications, and webinars. We have also established a direct email address (conflictminerals@gm.com) to provide our suppliers a streamlined path of communication relating to conflict minerals. We make conflict minerals reference documents available through our supplier portal. Some of the documents we have created and provide are frequently asked questions, CMRT completion instructions, webinar presentations, and leadership messages related to conflict minerals.

5. Grievance Mechanism

We maintain procedures for reporting potential safety concerns, potential misconduct, and concerns about potential ethical violations, including concerns regarding conflict minerals. One of those methods is the “Awareline,” which allows employees, suppliers, and others to report concerns about us, our management, supervisors, employees, or agents. Reports can be made to the Awareline in over a dozen different languages 24 hours per day, 7 days per week by phone, Internet, or email. Individuals filing reports on the Awareline may remain anonymous as permitted by law. Information about the Awareline is found at: awareline.com.

Step 2.     Identify and Assess Risk in the Supply Chain

We analyzed our suppliers’ CMRT responses for completeness and consistency. In addition to identifying all the SORs of 3TG in their supply chains, we required our suppliers to identify the country where the minerals were mined (the country of origin). Although we requested that our suppliers include this information in their responses, not all suppliers provided responses with country of origin information. We continue to educate our suppliers on the importance of determining the mine or location of origin with the greatest possible specificity.

Through our membership in RMI (ID #GMOT), we obtained a list of SORs who are in conformance with the Responsible Minerals Assurance Process (RMAP) as well as some of their country of origin sourcing information. The RMAP uses an independent third-party assessment of the management systems and sourcing practices of the SORs to validate conformance with RMAP standards.

We used the RMI smelter and refiner conformant list internally to analyze the SOR lists provided to us from our suppliers’ CMRT submissions. We also utilized RMI member resources to identify those high risk SORs that were listed in our suppliers’ CMRTs as sourcing from the Covered Countries and not listed as conformant to RMAP.

Our team provided individual smelter analysis to specific suppliers that identified SORs in their CMRTs that are not yet in the RMAP. This analysis also identified entities that did not meet the definition of an eligible SOR. By providing the smelter analyses to our suppliers, we are empowering our suppliers to inform their supply chain of the identity of non-RMAP conformant SORs. We requested our suppliers to send letters encouraging SORs to join the RMAP. We also requested our suppliers improve the accuracy of their smelter lists by eliminating the SORs that are no longer in operation and removing those entities that did not meet the definition of eligible SORs.

Step 3.    Design and Implement a Strategy to Respond to Identified Risk

As previously described, we review each supplier CMRT response to (i) provide feedback to our suppliers and (ii) identify risks in our supply chain related to the use of 3TG. Some key factors in our CMRT analysis were supplier sub-tier response rates, the percentage of non-conformant SORs listed in each supplier’s smelter list, IMDS inconsistency (i.e., when the supplier’s 3TG declaration does not match the IMDS records), and SOR sourcing information.

We also have established a formal escalation process for resolving concerns regarding the use of 3TG in our supply chain. Specifically, when our conflict minerals team identifies defects, inconsistencies, or other problems in a supplier’s CMRT response (including a failure to respond), we first attempt to work directly with the supplier to resolve the issue. If our conflict minerals team does not receive an acceptable response from the supplier, the issue is escalated to the appropriate leadership and eventually to the Conflict Minerals Executive Steering Committee. If necessary, we may preclude a supplier from receiving future business if the concern is not resolved.

The SOR outreach and certification process are also important risk mitigation components of our conflict minerals program. To increase the number of RMAP-conformant SORs, specifically during the 2020 reporting year, GM has conducted outreach to 45 eligible SORs by sending letters to encourage them to join the RMAP. In addition to sending outreach letters to SOR’s, we have had ongoing, direct engagement with a refiner by becoming their SPOC Single Point of Contact (SPOC) through the RMAP assessment process. We also encourage our tier 1 suppliers to send outreach letters to the SORs in their smelter lists who are not determined to be RMAP conformant by RMI.

The results of our monitoring and outreach efforts are reported to the Conflict Minerals Executive Steering Committee at regular, periodic meetings and tracked against the prior year’s results.

Step 4.     Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

Since we do not source directly from SORs, we rely on information from industry involvement and information available through our membership in RMI. We actively support industry-wide initiatives to improve both reporting and knowledge regarding the SORs supplying 3TG for our products.

Through contributions to the AIAG Responsible Materials Work Group, we financially support visits to SORs to encourage them to participate in a third-party audit to become conformant to the RMAP standard. These contributions also are going to the not-for-profit RMI Initial Audit Fund to help support SORs with their first formal audit to join the RMAP.

Step 5.    Report on Supply Chain Due Diligence

We file the Specialized Disclosure Form (Form SD), including the Conflict Minerals Report, annually with the SEC as directed by the Dodd-Frank Act. Our Form SD and CMR are available on our website at gm.com/investors/sec-filings.html.
V.    Steps We Have Taken or Will Take to Mitigate the Risk that Conflict Minerals in Our Products Benefit Armed Groups Including Improving Due Diligence

We are continuing to work with our suppliers to gather more information through the supply chain. Through emails, webinars, and our conflict minerals policy, we are encouraging our suppliers to work with their supply chains to source responsibly, including utilizing conformant SORs.

We will continue to work with AIAG to further educate suppliers and utilize common methods to determine the origin of 3TG in our products. Through this group, we will continue to develop and participate in AIAG training and other 3TG initiatives. We also actively participate in the AIAG Smelter Engagement Team (SET) and the RMI SET to prioritize and conduct outreach and visits to SORs.

As a member company of RMI, we are further developing a reliable SOR list by assisting RMI in identifying eligible SORs. Working with RMI and AIAG, we are sending letters to SORs and holding virtual meetings with SORs who have not yet engaged in the RMAP. We believe that increasing the participation of SORs in this program will not only expand the availability of conflict-free 3TG but will also enhance the ability of our supply base to reliably source 3TG from conformant SORs.
VI.    Product Determination

Based on the results of our RCOI and due diligence, the complexity of our supply chain and the inherent imprecision of reporting information through our supply chain, we cannot confirm whether the 3TG reported to us by our suppliers, some of which may have been sourced from a covered country, are in our products. However, we have not identified any instances where 3TG in our products are directly or indirectly financing or benefiting armed groups in the covered countries.
VII.    Appendix

Utilizing the information provided by our first-tier suppliers in their CMRT submissions, we compiled a list of SORs that may provide 3TG used in our products. The SOR list is provided as an appendix in this report. However, because most of our suppliers reported 3TG usage at a company-wide level, the information provided by our suppliers, including the identity of the SORs included in the appendix, may relate to non-GM products. In addition, not all our suppliers provided the SOR identity and country of origin information for 3TG. Further, we understand that SORs generally commingle minerals from different mine sources, which may further impair our suppliers’ ability to track the source of 3TG. Accordingly, we cannot confirm the accuracy or completeness of the attached appendix of potential SORs, and we cannot definitively determine the origin of all the 3TG we utilize in our products.

Appendix

All Smelters or Refiners with an "**" below are conformant to the RMAP assessment, or were actively engaged in the program as of 3/17/2021

Metal	Standard Smelter Name	Smelter Identification
Tantalum	Changsha South Tantalum Niobium Co., Ltd.**	CID000211
Tantalum	D Block Metals, LLC**	CID002504
Tantalum	Exotech Inc.**	CID000456
Tantalum	F&X Electro-Materials Ltd.**	CID000460
Tantalum	FIR Metals & Resource Ltd.**	CID002505
Tantalum	Global Advanced Metals Aizu**	CID002558
Tantalum	Global Advanced Metals Boyertown**	CID002557
Tantalum	H.C. Starck Hermsdorf GmbH**	CID002547
Tantalum	H.C. Starck Inc.**	CID002548
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.**	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.**	CID002512
Tantalum	Jiangxi Tuohong New Raw Material**	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.**	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.**	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.**	CID002506
Tantalum	KEMET de Mexico**	CID002539
Tantalum	LSM Brasil S.A.**	CID001076
Tantalum	Meta Materials**	CID002847
Tantalum	Metallurgical Products India Pvt., Ltd.**	CID001163
Tantalum	Mitsui Mining and Smelting Co., Ltd.**	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.**	CID001277
Tantalum	NPM Silmet AS**	CID001200
Tantalum	QuantumClean**	CID001508
Tantalum	Resind Industria e Comercio Ltda.**	CID002707
Tantalum	Solikamsk Magnesium Works OAO**	CID001769
Tantalum	Taki Chemical Co., Ltd.**	CID001869
Tantalum	TANIOBIS Co., Ltd.**	CID002544
Tantalum	TANIOBIS GmbH**	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.**	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG**	CID002550
Tantalum	Telex Metals**	CID001891
Tantalum	Ulba Metallurgical Plant JSC**	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED**	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.**	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.**	CID001522
Tin	Alpha**	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.**	CID000228

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.**	CID003190
Tin	China Tin Group Co., Ltd.**	CID001070
Tin	CRM Synergies**	CID003524
Tin	CV Ayi Jaya**	CID002570
Tin	CV Venus Inti Perkasa**	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa**	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto**	CID000438
Tin	Estanho de Rondonia S.A.**	CID000448
Tin	Fenix Metals**	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant**	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC**	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.**	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.**	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.**	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.**	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.**	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.**	CID001231
Tin	Luna Smelter, Ltd.**	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.**	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.**	CID002468
Tin	Malaysia Smelting Corporation (MSC)**	CID001105
Tin	Melt Metais e Ligas S.A.**	CID002500
Tin	Metallic Resources, Inc.**	CID001142
Tin	Metallo Belgium N.V.**	CID002773
Tin	Metallo Spain S.L.U.**	CID002774
Tin	Mineracao Taboca S.A.**	CID001173
Tin	Minsur**	CID001182
Tin	Mitsubishi Materials Corporation**	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Novosibirsk Processing Plant Ltd.**	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.**	CID001314
Tin	O.M. Manufacturing Philippines, Inc.**	CID002517
Tin	Operaciones Metalurgicas S.A.**	CID001337
Tin	Pongpipat Company Limited	CID003208
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Aries Kencana Sejahtera**	CID000309
Tin	PT Artha Cipta Langgeng**	CID001399
Tin	PT ATD Makmur Mandiri Jaya**	CID002503
Tin	PT Babel Surya Alam Lestari**	CID001406

Tin	PT Bangka Serumpun**	CID003205
Tin	PT Lautan Harmonis Sejahtera**	CID002870
Tin	PT Menara Cipta Mulia**	CID002835
Tin	PT Mitra Stania Prima**	CID001453
Tin	PT Prima Timah Utama**	CID001458
Tin	PT Rajawali Rimba Perkasa**	CID003381
Tin	PT Rajehan Ariq**	CID002593
Tin	PT Refined Bangka Tin**	CID001460
Tin	PT Stanindo Inti Perkasa**	CID001468
Tin	PT Timah Nusantara**	CID001486
Tin	PT Timah Tbk Kundur**	CID001477
Tin	PT Timah Tbk Mentok**	CID001482
Tin	PT Tinindo Inter Nusa**	CID001490
Tin	Resind Industria e Comercio Ltda.**	CID002706
Tin	Rui Da Hung**	CID001539
Tin	Soft Metais Ltda.**	CID001758
Tin	Super Ligas**	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.**	CID002834
Tin	Thaisarco**	CID001898
Tin	Tin Technology & Refining**	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.**	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.**	CID002158
Tin	Yunnan Tin Company Limited**	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.**	CID003397
Tungsten	A.L.M.T. Corp.**	CID000004
Tungsten	ACL Metais Eireli**	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.**	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.**	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.**	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.**	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.**	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	Cronimet Brasil Ltda**	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.**	CID003401
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.**	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.**	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.**	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.**	CID002494
Tungsten	GEM Co., Ltd.	CID003417
Tungsten	Global Tungsten & Powders Corp.**	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.**	CID000218

Tungsten	H.C. Starck Tungsten GmbH**	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.**	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.**	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.**	CID003182
Tungsten	Hydrometallurg, JSC**	CID002649
Tungsten	Japan New Metals Co., Ltd.**	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.**	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.**	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.**	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.**	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.**	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"**	CID003408
Tungsten	Kennametal Fallon**	CID000966
Tungsten	Kennametal Huntsville**	CID000105
Tungsten	KGETS Co., Ltd.**	CID003388
Tungsten	Lianyou Metals Co., Ltd.**	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.**	CID002319
Tungsten	Masan High-Tech Materials**	CID002543
Tungsten	Moliren Ltd.**	CID002845
Tungsten	Niagara Refining LLC**	CID002589
Tungsten	NPP Tyazhmetprom LLC**	CID003416
Tungsten	Philippine Chuangxin Industrial Co., Inc.**	CID002827
Tungsten	TANIOBIS Smelting GmbH & Co. KG**	CID002542
Tungsten	Unecha Refractory metals plant**	CID002724
Tungsten	Wolfram Bergbau und Hutten AG**	CID002044
Tungsten	Woltech Korea Co., Ltd.**	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.**	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.**	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.**	CID002830
Gold	8853 S.p.A.**	CID002763
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company**	CID000015
Gold	African Gold Refinery	CID003185
Gold	Aida Chemical Industries Co., Ltd.**	CID000019
Gold	Al Etihad Gold Refinery DMCC**	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.**	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)**	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao**	CID000058
Gold	Argor-Heraeus S.A.**	CID000077
Gold	Asahi Pretec Corp.**	CID000082
Gold	Asahi Refining Canada Ltd.**	CID000924

Gold	Asahi Refining USA Inc.**	CID000920
Gold	Asaka Riken Co., Ltd.**	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners**	CID002850
Gold	Augmont Enterprises Private Limited**	CID003461
Gold	Aurubis AG**	CID000113
Gold	Bangalore Refinery**	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)**	CID000128
Gold	Boliden AB**	CID000157
Gold	C. Hafner GmbH + Co. KG**	CID000176
Gold	C.I Metales Procesados Industriales SAS**	CID003421
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation**	CID000185
Gold	Cendres + Metaux S.A.**	CID000189
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Chimet S.p.A.**	CID000233
Gold	Chugai Mining**	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	DODUCO Contacts and Refining GmbH**	CID000362
Gold	Dowa**	CID000401
Gold	DSC (Do Sung Corporation)**	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant**	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant**	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant**	CID003425
Gold	Emirates Gold DMCC**	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Fujairah Gold FZC	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Geib Refining Corporation**	CID002459
Gold	Gold Coast Refinery	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.**	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH**	CID000694
Gold	Heraeus Germany GmbH Co. KG**	CID000711
Gold	Heraeus Metals Hong Kong Ltd.**	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ CO., LTD.	CID000778

Gold	Industrial Refining Company	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.**	CID000801
Gold	International Precious Metal Refiners**	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.**	CID000807
Gold	Istanbul Gold Refinery**	CID000814
Gold	Italpreziosi**	CID002765
Gold	JALAN & Company	CID002893
Gold	Japan Mint**	CID000823
Gold	Jiangxi Copper Co., Ltd.**	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Novosibirsk Refinery**	CID000493
Gold	JSC Uralelectromed**	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.**	CID000937
Gold	K.A. Rasmussen	CID003497
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc**	CID000957
Gold	Kennecott Utah Copper LLC**	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna**	CID002511
Gold	Kojima Chemicals Co., Ltd.**	CID000981
Gold	Korea Zinc Co., Ltd.**	CID002605
Gold	Kundan Care Products Ltd.	CID003463
Gold	Kyrgyzaltyn JSC**	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	L'Orfebre S.A.**	CID002762
Gold	LS-NIKKO Copper Inc.**	CID001078
Gold	LT Metal Ltd.**	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals**	CID002606
Gold	Materion**	CID001113
Gold	Matsuda Sangyo Co., Ltd.**	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.**	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.**	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.**	CID001147
Gold	Metalor Technologies S.A.**	CID001153
Gold	Metalor USA Refining Corporation**	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.**	CID001161
Gold	Mitsui Mining and Smelting Co., Ltd.**	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.**	CID002509
Gold	Morris and Watson	CID002282

Gold	Moscow Special Alloys Processing Plant**	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.**	CID001220
Gold	Navoi Mining and Metallurgical Combinat**	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.**	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH**	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.**	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)**	CID001326
Gold	PAMP S.A.**	CID001352
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA**	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals**	CID001386
Gold	PT Aneka Tambang (Persero) Tbk**	CID001397
Gold	PX Precinox S.A.**	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.**	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	REMONDIS PMR B.V.**	CID002582
Gold	Royal Canadian Mint**	CID001534
Gold	SAAMP**	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A**	CID002973
Gold	SAFINA A.S.**	CID002290
Gold	Sai Refinery	CID002853
Gold	Samduck Precious Metals**	CID001555
Gold	Samwon Metals Corp.	CID001562
Gold	SAXONIA Edelmetalle GmbH**	CID002777
Gold	SEMPSA Joyeria Plateria S.A.**	CID001585
Gold	Shandong Gold Smelting Co., Ltd.**	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.**	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.**	CID001736
Gold	Singway Technology Co., Ltd.**	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals**	CID001756
Gold	Solar Applied Materials Technology Corp.**	CID001761
Gold	Sovereign Metals	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153

Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.**	CID001798
Gold	SungEel HiMetal Co., Ltd.**	CID002918
Gold	T.C.A S.p.A**	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.**	CID001875
Gold	Tokuriki Honten Co., Ltd.**	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	TOO Tau-Ken-Altyn**	CID002615
Gold	Torecom**	CID001955
Gold	TSK Pretech**	CID003195
Gold	Umicore Precious Metals Thailand**	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining**	CID001980
Gold	United Precious Metal Refining, Inc.**	CID001993
Gold	Valcambi S.A.**	CID002003
Gold	Value Trading	CID003617
Gold	Western Australian Mint (T/a The Perth Mint)**	CID002030
Gold	WIELAND Edelmetalle GmbH**	CID002778
Gold	Yamakin Co., Ltd.**	CID002100
Gold	Yokohama Metal Co., Ltd.**	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation**	CID002224